SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2007
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(b)	Termination of Sigal Grinboim as Chief Financial Officer

On May 9, 2007, Hotel Outsource Management International, Inc. (“HOMI”) terminated Sigal Grinboim from her position as Chief Financial Officer of the company.

(c)	Election of Linor Labandter as Chief Financial Officer

On May 9, 2007, HOMI’s Board of Directors elected Linor Labandter as Chief Financial Officer of the Company.

From November 2003 to April 2006, Mrs. Labandter served as controller for Carmel Ventures, a leading Israeli venture capital firm. From December 2000 to December 2003, Mrs. Labandter worked as an advisor for the Corporate Finance Department of KPMG International.

The material terms of HOMI’s employment agreement with Mrs. Labandter are as follows: HOMI shall pay Mrs. Labandter an annual salary of $120,000. In addition to serving as HOMI’s Chief Financial Officer, Mrs. Labandter shall serve as Manager of HOMI Israel, LTD., a wholly owned subsidiary of HOMI.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

May 14, 2007		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	President and Chief Executive Office